LETTER FROM ALESSANDRI & ALESSANDRI, P.A.

                                                                    EXHIBIT 16.1
                                                               December 21, 2000

Mr. Samuel P. Shanks, President
Log Point  Technologies, Inc.
465 Fairchild Drive, Suite 111
Mountain View, CA 94043

Dear  Sir:

This is to confirm that the client-auditor relationship between Log Point Technologies, Inc. (Commission File Number 03-0210) and Alessandri & Alessandri, P.A. has ended.

Sincerely,
Alessandri & Alessandri, P.A.
/s/  Peter  Alessandri
----------------------
For the Firm

cc:    Office  of  the  Chief  Accountant
       SECPS  Letter  File
       Securities and Exchange Commission
       Mail  Stop  9-5
       450  Fifth Street, N. W.
       Washington,  DC  20549


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